UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-A

______________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHESAPEAKE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of incorporation or organization)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
7.25% Senior Notes due 2018 and guarantees thereof	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

*Includes subsidiaries of Chesapeake Energy Corporation identified on the following pages:

Arkansas Midstream Gas Services Corp.
(Exact name of registrant as specified in its charter)

Arkansas	20-8306047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Energy Louisiana Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	73-1524569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Energy Marketing, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1439175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Operating, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1343196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Diamond Y Enterprise, Incorporated
(Exact name of registrant as specified in its charter)

Pennsylvania	26-0004174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gene D. Yost & Son, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	20-5550602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Bluestem Gas Services, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-174765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Carmen Acquisition, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1604860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Appalachia, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-3774650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Exploration, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	71-0934234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Land Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-2099392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Royalty, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1549744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CHK Holdings, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	41-2050649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gothic Production, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1539475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hawg Hauling & Disposal, LLC
(Exact name of registrant as specified in its charter)

Delaware	06-1706211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hodges Trucking Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1293811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MC Mineral Company, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	61-1448831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MidCon Compression, L.L.C..
(Exact name of registrant as specified in its charter)

Oklahoma	20-0299525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nomac Drilling, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1606317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Texas Midstream Gas Services, L.L.C.
(Exact name of registrant as specified in its charter)

Oklahoma	20-5093006
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Louisiana, L.P.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1519126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrants have duly caused the registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering:  the valid existence of the issuer; the due authorization of the debt securities subject to this application (the “Debt Securities”); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrants:

CHESAPEAKE ENERGY CORPORATION,

By:	/s/ Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

ARKANSAS MIDSTREAM GAS SERVICES CORP.,
CHESAPEAKE ENERGY LOUISIANA CORPORATION,
CHESAPEAKE ENERGY MARKETING, INC.,
CHESAPEAKE OPERATING, INC.,
DIAMOND Y ENTERPRISE, INCORPORATED,
GENE D. YOST & SON, INC.,
BLUESTEM GAS SERVICES, L.L.C.,
CARMEN ACQUISITION, L.L.C.,
CHESAPEAKE APPALACHIA, L.L.C.,
CHESAPEAKE LAND COMPANY, L.L.C.,
CHESAPEAKE EXPLORATION, L.L.C.,
CHESAPEAKE ROYALTY, L.L.C.,
CHK HOLDINGS, L.L.C.,
GOTHIC PRODUCTION, L.L.C.,
HODGES TRUCKING COMPANY, L.L.C.,
MC MINERAL COMPANY, L.L.C.,
MIDCON COMPRESSION, L.L.C.,
TEXAS MIDSTREAM GAS SERVICES, L.L.C.,

For each of the above:

By:	/s/ Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

NOMAC DRILLING, L.L.C.,
By: Chesapeake Operating Inc., its Sole Manager

By:	/s/ Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

HAWG HAULING & DISPOSAL, LLC,
By: Diamond Y Enterprise, Incorporated., its Sole Member

By:	/s/ Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE LOUISIANA, L.P.,
By: Chesapeake Operating Inc., its General Partner

By:	/s/ Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

Date:  June 19, 2008

Listing Application to
New York Stock Exchange, Inc.

(165167)
1st 6 digits of Cusip#

The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of Chesapeake Energy Corporation and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:

By:
Janice O’Neill Senior Vice President Corporate Compliance